UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

PLANDAÍ BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51206	45-3642179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2226 Eastlake Avenue East #156 Seattle, WA	98102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (425) 466-0212

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On February 8, 2013, the Company accepted the resignation from Timothy Matula as a member of the Board of Directors. Effective as of the same date, to fill the vacancy created by Mr. Matula's resignation, the Board of Directors appointed Callum Baylis-Duffield, Vice President-Sales of the Company, to the Board of Directors. The Board of Directors now consists of Roger Duffield, Callum Baylis-Duffield, Daron Baylis Duffield, Brian Johnson and David Rzepnicki.

Biographical information for Callum Baylis-Duffield

Callum Baylis-Duffield, - Mr. Callum Baylis-Duffield is a graduate in International Business with French (BA Hons) from the University of the West of England. From 2007-2010, he was employed by Johnson and Johnson UK as a marketing & sales manager of a proprietary surgical device. Since 2010 he has been exclusively employed by Global Energy Solutions as the Director of Marketing and Sales and for the past 18 months has been based in South Africa where he has been integral to bringing the proprietary extract to market. Mr. Baylis-Duffield has been involved with the research and development of the Plandaí’s proprietary emulsions since 2004 and has worked extensively with the USA scientific team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANDAÍ BIOTECHNOLOGY, INC. (Registrant)
Date: February 13, 2013

By: /s/ Roger Duffield Roger Duffield, Chief Executive Officer

2